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                                                                    EXHIBIT 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated February 1, 2002 (except with respect to the matter discussed in Note 17, as to which the date is February 6, 2002) in the Entercom Communications Corp. Form 10-K for the year ended December 31, 2001.



ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
April 4, 2002